FOR IMMEDIATE RELEASE

FRANK C. CONDELLA, JR. APPOINTED

PRESIDENT AND CHIEF EXECUTIVE OFFICER OF

COLUMBIA LABORATORIES

LIVINGSTON, NJ— May 5, 2010—Columbia Laboratories, Inc. (Nasdaq: CBRX) announced today that the Company's interim chief executive officer, Frank C. Condella, Jr., has been named president and chief executive officer.
“We are pleased that Frank Condella has agreed to continue as Columbia's president and CEO, a role we believe he is best suited to fill based upon his present leadership position with Columbia and his in-depth familiarity with the Company's business and industry,” said Steve Kasnet, Chairman of Columbia’s Board of Directors.  “We look forward to his ongoing leadership as the Company emerges, following the close of the Watson Transaction, as a debt-free development company with a stronger balance sheet, revenues, significantly lower operating costs, and a clear path to profitability.”
Mr. Condella joined Columbia's Board of Directors in March 2009 and was retained in July 2009 to advise on strategic issues with a focus on partnerships and strategic alliances.  He has served as Columbia's interim chief executive officer since December 15, 2009.
Mr. Condella was instrumental in negotiating the definitive agreement entered into by Columbia on March 3, 2010, to sell, subject to stockholder approval, substantially all of its progesterone related assets, including its preterm birth patent applications, and 11.2 million shares of common stock to Watson Pharmaceuticals, Inc. (the “Watson Transaction”) for a $47 million upfront payment plus royalties of 10 to 20 percent of annual net sales of certain progesterone products. Additional payments up to $45.5 million can be earned by the successful completion of clinical development milestones in the ongoing PREGNANT Study, regulatory filings, receipt of regulatory approvals and product launches. Watson will fund the development of a second-generation vaginal progesterone product as part of a comprehensive life-cycle management strategy. The closing of the transaction is subject to customary conditions, including approval by Columbia’s stockholders. Columbia will retain certain assets and rights to its progesterone business, including all rights necessary to perform its obligations under its agreement with Merck Serono S.A.
Mr. Condella currently serves as Non-Executive Chairman of SkyePharma plc, where he was chief executive officer from 2006 to 2008, and is a Non-Executive Director of Fulcrum Pharma plc.  Previously, he was president of European Operations at IVAX, chief executive officer of Faulding Pharmaceutical Co., vice president of the Specialty Care Products at Roche and vice president and General Manager of the Lederle unit of American Home Products. Mr. Condella holds a BS in Pharmacy and an MBA from Northeastern University.

About Columbia Laboratories
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology.  Columbia’s United States sales organization markets CRINONE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men.  Columbia's partners market CRINONE 8% and STRIANT to foreign markets.

Columbia is conducting, in collaboration with the NIH, a randomized, double-blind, placebo controlled Phase III clinical program, called the PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study, to evaluate the safety and efficacy of PROCHIEVE 8% (progesterone gel) to reduce the risk of preterm birth in women with a cervical length between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint of this study is a reduction in the incidence of preterm birth at less than or equal to 32 weeks gestation vs. placebo.  The Company expects to conclude enrollment in the PREGNANT Study in the second quarter of 2010; study results should be available approximately six months thereafter.

Columbia's press releases and other company information are available at Columbia's website at www.columbialabs.com and its investor relations website at www.cbrxir.com.

Additional Information about the Proposed Watson Transaction and Where to Find It

This communication is not a solicitation of a proxy from any security holder of Columbia. In connection with stockholder approval of the sale of the assets contemplated by the agreement with Watson Pharmaceuticals, Inc., and certain other matters, Columbia has filed with the SEC a preliminary proxy statement and intends to mail to its security holders a definitive proxy statement and other materials. THE PROXY STATEMENT WILL BE SENT TO COLUMBIA SECURITY HOLDERS AND WILL CONTAIN IMPORTANT INFORMATION ABOUT COLUMBIA, WATSON, THE SALE OF THE ASSETS PURSUANT TO THE AGREEMENT WITH WATSON PHARMACEUTICALS, INC., AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF THE ASSETS AND THE OTHER MATTERS DESCRIBED THEREIN. Free copies of the proxy statement and other documents filed with the SEC by Columbia, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement will be available from Columbia by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com, or on Columbia's investor relations website at www.cbrxir.com.

Participation in the Solicitation

Columbia and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Columbia's stockholders in connection with the proposed transactions described herein. Information regarding the special interests of these directors, executive officers and members of management in the proposed transactions will be included in the proxy statement and other relevant documents filed with the SEC. Additional information regarding Columbia's directors and executive officers is also included in Columbia's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the SEC on March 12, 2010, and Columbia's proxy statement, dated April 9, 2009, which was filed with the SEC on April 17, 2009. Columbia's Form 10-K and proxy statement are available free of charge at the SEC's website at www.sec.gov and from Columbia by contacting it as described above.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: approval of the sale of the assets and other matters contemplated by the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., by Columbia's stockholders; the successful marketing of CRINONE and STRIANT in the United States; the successful marketing of CRINONE by Merck Serono; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE Extending Gestation A New Therapy) Study of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy; successful development of a next-generation vaginal progesterone product; success in obtaining acceptance and approval of new products and new indications for current products by the United States Food and Drug Administration and international regulatory agencies; the impact of competitive products and pricing; our ability to obtain financing in order to fund our operations and repay our debt as it becomes due; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Completion of the sale of the assets under the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., and the other transactions disclosed in the Company's press release dated March 4, 2010, are subject to various conditions to closing, and there can be no assurance those conditions will be satisfied or that such sale or other transactions will be completed on the terms described in the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., or other agreements related thereto or at all. All forward-looking statements contained herein are neither promises nor guarantees. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE®, PROCHIEVE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

Contact:
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860

Seth Lewis
Vice President, The Trout Group LLC
(617) 583-1308

###